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                                                                 EXHIBIT 32.2(1)

            Section 1350 Certification by the Chief Financial Officer

         I, Michael Schradle, the chief financial officer of Micro Linear Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

         (i) the Quarterly Report of the Company on Form 10-Q for the period ended June 29, 2003, (the "Report"), complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2003                    /s/ Michael W. Schradle
                                         ---------------------------
                                             Michael W. Schradle
                                             Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Micro Linear Corporation and will be retained by Micro Linear Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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(1) The material contained in this Exhibit 32.2 is not deemed "filed" with the
SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.